EXHIBIT 10.1

EXPRESSJET HOLDINGS, INC.

4.25% Convertible Notes Due 2023

Purchase Agreement

July 30, 2003

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080
Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036

Each as Representatives of the Initial Purchasers

Ladies and Gentlemen:

                        ExpressJet Holdings, Inc. a Delaware corporation (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $125,000,000 principal amount of its 4.25% Convertible Notes Due 2023 (the “Firm Notes”).  The Company also proposes to grant to the Initial Purchasers an option to purchase up to $18,750,000 additional principal amount of such Notes (the “Option Notes” and, together with the Firm Notes, the “Notes”).  The Notes will be issued with a guarantee (collectively, the “Guarantee”) endorsed thereon of ExpressJet Airlines, Inc., a Delaware Corporation (“ExpressJet Airlines”), as guarantor. The Firm Notes, together with the Guarantee endorsed thereon, are collectively referred to herein as the “Firm Securities,” the Option Notes, together with the Guarantee endorsed thereon, are collectively referred to herein as the “Option Securities,” and the Firm Securities, together with the Option Securities, are collectively referred to herein as the “Securities.”  The Securities are convertible into shares of common stock, par value $.01 per share (the “Common Stock”), of the Company at the conversion price set forth herein.  The Securities are to be issued under an indenture (the “Indenture”) to be entered into by and among the Company, ExpressJet Airlines and Bank One, N.A., as trustee (the “Trustee”).

The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, among the Company, ExpressJet Airlines and the Initial Purchasers, pursuant to which the Company will agree to file and to use its reasonable best efforts to have declared effective a registration statement under the Securities Act to register the resale of the Securities under the Act subject to the terms and conditions therein specified.  To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 19 hereof.

                        The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

                        In connection with the sale of the Securities, the Company and ExpressJet Airlines are preparing and will deliver to the Initial Purchasers, no later than 2:30 P.M. New York City time on August 1, 2003, copies of an offering memorandum, dated as of the date hereof (as amended or supplemented as of the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Offering Memorandum”).  The Offering Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof.  Each of the Company and ExpressJet Airlines hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.  Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

                        1.  Representations and Warranties.

            A.        The Company and ExpressJet Airlines, as of the date hereof, as of the Closing Date referred to in Section 3(a) hereof, and as of each settlement date (if any) referred to in Section 2(b) hereof, jointly and severally represent and warrant to, and agree with, the Representatives as set forth below in this Section 1.A.

                        (a) At the Execution Time and on the Closing Date, the Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor ExpressJet Airlines makes any representations or warranties as to the information contained in or omitted from the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion in the Offering Memorandum (or any amendment or supplement thereto).

                        (b) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.

                        (c) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no representation is made in this Section 1.A(c)) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

                        (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                        (e) Assuming the accuracy of the representations and warranties set forth in Section 4(b), no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum

                        (f) Neither the Company nor ExpressJet Airlines is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

                        (g) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries taken as a whole, and (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                        (h) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date (and if any Option Securities are purchased, on any settlement date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                        (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Each of the subsidiaries of the Company, including ExpressJet Airlines  (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                        (j) Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

                        (k) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, except as set forth in the Offering Memorandum, the holders of the outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities.  The shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance by the Company upon conversion of the Securities, and such Common Stock, when issued upon such conversion, shall be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any security holder of the Company.

                        (l) This Agreement has been duly authorized, executed and delivered by each of the Company and ExpressJet Airlines.  The Indenture has been duly authorized by each of the Company and ExpressJet Airlines and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Company and ExpressJet Airlines, will constitute a legal, valid and binding instrument enforceable against each of the Company and ExpressJet Airlines in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

the Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, as applicable, entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and will be convertible into Common Stock in accordance with their terms; the Guarantee has been duly authorized by ExpressJet Airlines and, upon execution and delivery of the Indenture by the Company, ExpressJet Airlines and the Trustee and the due authorization, execution and  delivery of the Notes by the Company and endorsement of the Guarantee thereon by ExpressJet Airlines, will constitute legal, valid and binding obligations of ExpressJet Airlines entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Registration Rights Agreement has been duly authorized by each of the Company and ExpressJet Airlines, and when executed and delivered by each of the Company and ExpressJet Airlines, will constitute the legal, valid, binding and enforceable instrument of each of the Company and ExpressJet Airlines (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law), provided that no representation is made with respect to Section 6 thereof (relating to indemnification and contribution).

                        (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, the Indenture or the Registration Rights Agreement except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum and, in the case of the Registration Rights Agreement and the Indenture, such as will be obtained under the Act and the Trust Indenture Act.

                        (n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the charter or bylaws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or

(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other governmental authority having jurisdiction over the Company, any of its Subsidiaries or any of either of their properties, except, with respect to clause (ii) or (iii) above, for such conflict, breach, violation or imposition that could not reasonably be expected to have a Material Adverse Effect.

                        (o) The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum.

                        (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have (i) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum (exclusive of any supplement thereto).

                        (q) The Company and its Subsidiaries have good and marketable title to all material real property owned by the Company and its Subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases of the Company and its Subsidiaries and under which the Company or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, except where such failure to be in full force and effect would not result in a Material Adverse Effect, and neither the Company nor any Subsidiary has any notice of any claim or claims of any sort that singly or in the aggregate would have a Material Adverse Effect that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                        (r) Except as set forth in the Offering Memorandum, neither the Company nor any Subsidiary is in breach, violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other governmental authority having jurisdiction over the Company or any Subsidiary or any of either of their properties, as applicable, except, with respect to clause (ii) or (iii) above, for such breach, violation or default that could not reasonably be expected to have a Material Adverse Effect.

                        (s) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Offering Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                        (t) To the best of the Company’s and ExpressJet Airlines’ knowledge, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company and ExpressJet Airlines of the Securities pursuant to this Agreement.

                        (u) Each of the Company and ExpressJet Airlines has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Offering Memorandum and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Offering Memorandum.

                        (v) Except as set forth in or contemplated by the Offering Memorandum, no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or any Subsidiary that, in either case, may reasonably be expected to result in a Material Adverse Effect.

                        (w) Except in each case as set forth in or contemplated by the Offering Memorandum, each of the Company and ExpressJet Airlines is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company, ExpressJet Airlines or any of their businesses, assets, employees, officers and directors are in full force and effect; each of the Company and ExpressJet Airlines is in compliance with the terms of such policies and instruments in all material respects;

and there are no claims by either the Company or ExpressJet Airlines under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such denials of liability or defenses under a reservation of rights clause that could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor ExpressJet Airlines has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                        (x) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                        (y) None of the Subsidiaries is currently prohibited, directly or indirectly, from paying any cash dividends to the Company, from making any other cash distribution on its capital stock or from repaying to the Company any loans or advances to them from the Company, except as described in or contemplated by the Offering Memorandum.

                        (z) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                        (aa) Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”)

or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                        (bb) Neither the Company, any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practice Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                        (cc) Neither the Company nor ExpressJet Airlines has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                        (dd) The only Subsidiaries of the Company are the subsidiaries listed on Annex A hereto.

                        (ee) The Company is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

            B.         Continental Airlines, Inc., a Delaware corporation (“Continental”), as of the date hereof , as of the Closing Date referred to in Section 3(a) hereof, and as of each settlement date (if any) referred to in Section 2(b) hereof,  represents and warrants to and agrees with the Representatives as set forth below in this Section 1.B.

                        (a) This Agreement has been duly authorized, executed and delivered by Continental.

                        (b) Continental has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business.

                        (c) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Continental or its property is pending or, to the best knowledge of Continental, threatened that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                        (d) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by Continental of the transactions contemplated herein except as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum.

                        (e) Neither the consummation of any of the transactions contemplated herein nor the fulfillment of the terms hereof by Continental  will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of Continental or any of its subsidiaries pursuant to (i) the charter or bylaws of Continental or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Continental or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Continental or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other governmental authority having jurisdiction over Continental or any of its subsidiaries or any of its or their properties, except, with respect to clause (ii) or (iii) above, for such conflict, breach, violation or imposition that could not reasonably be expected to have a Material Adverse Effect.

            C.        Any certificate signed by any officer of the Company, ExpressJet Airlines, any of the Subsidiaries or Continental and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, ExpressJet Airlines or Continental, as applicable, as to matters covered thereby, to each Initial Purchaser.

                        2.  Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Company and ExpressJet Airlines agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

                        (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as the Initial Purchasers shall pay for the Firm Securities on the settlement date for the Option Securities.

The option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Offering Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date.  Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.  The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities,  subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

                        3.  Delivery and Payment.  (a) Delivery and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on August 5, 2003, which date and time may be postponed by agreement among the Representatives, the Company and ExpressJet Airlines or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                        (b) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                        4.  Offering by Initial Purchasers.  (a) Each Initial Purchaser acknowledges that the Securities and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

                        (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with each of the Company, ExpressJet Airlines and Continental that:

(i)

it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act);

(ii)

neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii)

in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A under the Act;

(iv)

any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act.

(v)	it acknowledges that additional restrictions on the offer and sale of the Securities and the Common Stock issuable upon conversion thereof are described in the Offering Memorandum; and
(vi)	it is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

                        5.  Agreements.

            A.        Each of the Company and ExpressJet Airlines agrees with each Initial Purchaser that:

                        (a) The Company and ExpressJet Airlines will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, from the date and time the Offering Memorandum is first delivered to the Initial Purchasers and thereafter during the period referred to in Section 5.A(c) below, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request.

                        (b) The Company and ExpressJet Airlines will not amend or supplement the Offering Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company and ExpressJet Airlines will not file any document under the Exchange Act that is incorporated by reference in the Offering Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.  The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Offering Memorandum shall have been filed with the Commission.

                        (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of this Section 5.A(b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

                        (d) The Company and ExpressJet Airlines will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall either the Company or ExpressJet Airlines be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject itself to taxation in any jurisdiction where it is not now so subject.

                        (e) Until the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company will not, and will not permit any of its Subsidiaries to, resell any Securities that have been acquired by any of them.

                        (f) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.

                        (g) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                        (h) So long as any of the Securities or the Common Stock issuable upon the conversion thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.

                        (i) Each of the Company and ExpressJet Airlines will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                        (j) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds.”

                        (k) The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon the conversion of Securities.

                        (l) Each of the Company and ExpressJet agrees with each Initial Purchaser that neither the Company nor ExpressJet Airlines will for a period of 60 days following the Execution Time, without the prior written consent of the Representatives offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or ExpressJet Airlines or any Affiliate of the Company or ExpressJet Airlines or any person in privity with the Company or ExpressJet Airlines or any Affiliate of the Company or ExpressJet Airlines), directly or indirectly, or announce the offering of, any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock (other than the Securities); provided, however, that the foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise an option or warrant or the conversion of the Securities or a security outstanding on the date hereof and referred to in the Offering Memorandum, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                        (m) Until the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), neither the Company nor ExpressJet Airlines will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                        (n) Until the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

                        (o) The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing of the Indenture and the Registration Rights Agreement, the issuance of the Securities, the fees of the Trustee and the issuance of the Common Stock upon conversion of the Securities; (ii) the preparation, printing or reproduction of the Offering Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5.A(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

            B.         Continental agrees with each Initial Purchaser that Continental will not for a period of 60 days following the Execution Time, without the prior written consent of the Representatives offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Continental or any Affiliate of Continental or any person in privity with Continental or any Affiliate of Continental), directly or indirectly, or announce the offering of, any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock (other than the Securities); provided, however, that the foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) shares of Common Stock contributed by Continental to its pension plan on or after September 9, 2003, the fair market value of which shares shall not exceed $100,000,000 in the aggregate.

                        6.  Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, ExpressJet Airlines and Continental contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company, ExpressJet Airlines and Continental made in any certificates pursuant to the provisions hereof, to the performance by the Company, ExpressJet Airlines and Continental of its obligations hereunder and to the following additional conditions:

                        (a) At the Closing Date, the Representatives shall have received (i) the favorable opinion, dated as of the Closing Date, of Andrews & Kurth L.L.P., counsel for the Company and ExpressJet Airlines, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to be agreed and (ii) the favorable opinion, dated as of the Closing Date, of John F. Wombwell, Esq., Vice President, General Counsel and Secretary of the Company, with responsibility for the legal affairs of the Company and its Subsidiaries in form and substance reasonably satisfactory to counsel for the Initial Purchasers to be agreed.

                        (b) At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Richards, Layton & Finger, P.A. L.L.P., special counsel for the Company and ExpressJet Airlines, in form and substance reasonably satisfactory to counsel to the Initial Purchasers to the effect set forth in Annex B hereto.

                        (c) At the Closing Date, the Representatives shall have received (i) the favorable opinion, dated as of the Closing Date, of Vinson & Elkins L.L.P., counsel for Continental, in form and substance reasonably satisfactory to counsel to the Initial Purchasers to be agreed and (ii) the favorable opinion, dated as of the Closing Date, of Jennifer L. Vogel, Esq., Vice President, General Counsel and Secretary of Continental, with responsibility for the legal affairs of Continental and its subsidiaries in form and substance reasonably satisfactory to counsel to the Initial Purchasers to be agreed.

                        (d) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                        (e) The Representatives shall have received a certificate of the President or a Vice President and of the chief financial or chief accounting officer of each of the Company and ExpressJet Airlines, dated as of the Closing Date, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1.A hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and

  (iii) each of the Company and ExpressJet Airlines has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

                        (f) The Representatives shall have received a certificate of the President or a Vice President and of the chief financial or chief accounting officer of Continental,  dated the Closing Date, to the effect that (i) the representations and warranties of Continental in Section 1.B hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) Continental has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                        (g) At the Execution Time and at the Closing Date, the Representatives shall have received from Ernst & Young LLP letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in a registration statement and prospectus for a registered public offering.

                        All references in this Section 6(g) to the Offering Memorandum include any amendment or supplement thereto at the date of the applicable letter.

                        (h) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                        (i) Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(g) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendments or supplements thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendments or supplements thereto).

                        (j) The Company shall have used it best efforts to cause the shares of Common Stock initially issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the New York Stock Exchange;

                        (k) In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and ExpressJet Airlines contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each settlement date and, at the relevant settlement date, the Representatives shall have received:

(i)

Officers’ Certificates.   Certificates, dated such settlement date, of the President or a Vice President and of the chief financial or chief accounting officer of each of the Company, ExpressJet Airlines and Continental confirming that the certificates delivered at the Closing Date pursuant to Section 6(e) and Section 6(f), as applicable, hereof remains true and correct as of such settlement date.

(ii)

Opinions of Counsel for Company.   The favorable opinions of (A) Andrews & Kurth L.L.P., counsel for the Company and ExpressJet Airlines, (B) John F. Wombwell, Esq., Vice President, General Counsel and Assistant Secretary of the Company and (C) Richards, Layton & Finger, each in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such settlement date, relating to the Option Securities to be purchased on such settlement date and otherwise to the same effect as the opinions required by Section 6(a) and Section 6(b) hereof, as applicable. P.A. L.L.P., special counsel for the Company and ExpressJet Airlines,

.	(iii)

Opinions of Counsel for Continental.   The favorable opinions of Vinson & Elkins L.L.P., counsel for Continental, and Jennifer L. Vogel, Esq., Vice President, General Counsel and Secretary of Continental, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such settlement date, relating to the Option Securities to be purchased on such settlement date and otherwise to the same effect as the opinions required by Section 6(c) hereof

(iv)

Opinion of Counsel for Initial Purchasers.   The favorable opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Initial Purchasers, dated such settlement date, relating to the Option Securities to be purchased on such settlement date to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(d) hereof.

                        (l) At the Closing Date and at each settlement date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and ExpressJet Airlines in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

                        (m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Annex C hereto from each of its executive officers addressed to the Representatives.

                        (n) If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a settlement date which is after the Closing Date, the obligation of the Initial Purchasers to purchase the Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or such settlement date, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 5.A(o) and except that Sections 1, 8, 9 and 12 shall survive any such termination and remain in full force and effect.

                        The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, on the Closing Date.

                        7.  Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company or ExpressJet Airlines to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company and ExpressJet Airlines, jointly and severally, will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                        8.  Indemnification.  (a) The Company, ExpressJet Airlines and Continental jointly and severally agree to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that any such settlement is effected with the written consent of the Company; and

.	(iii)

against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen in accordance with Section 8(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company, ExpressJet Airlines or Continental by the Representatives expressly for use in the Offering Memorandum (or any amendment thereto); provided further that, solely with respect to the indemnity provided hereunder by Continental, this indemnity agreement shall not apply to any loss, liability, claim, damage or expense arising from or relating to (x) the Company’s financial statements (including the notes thereto) and other financial information derived therefrom, included in or incorporated by reference into the Offering Memorandum or (y) the approval by the Company and ExpressJet Airlines of the transactions contemplated hereby or in the Offering Memorandum.

                        (b) The Initial Purchasers severally and not jointly agree to indemnify and hold harmless the Company, ExpressJet Airlines and Continental each of their directors and officers and each person, if any, who controls the Company, ExpressJet Airlines or Continental, as applicable, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to an Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto).  Each of the Company, ExpressJet Airlines and Continental acknowledge that the following statements set forth in the Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Offering Memorandum:  (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, (ii) the third sentence of the first full paragraph on page 24 and (iii) under the heading “Plan of Distribution,” the third paragraph, the fifth sentence of the eighth paragraph and the ninth paragraph related to over-allotment, covering transactions and stabilizing transactions, as such paragraph relates to the Initial Purchasers.

                        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Initial Purchasers (provided, however, that such counsel shall be reasonably satisfactory to such indemnified parties), and, in the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Company and Continental (provided, however, that such counsel shall be reasonably satisfactory to such indemnified parties).  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                        9.  Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and ExpressJet Airlines on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                        The relative benefits received by the Company and ExpressJet Airlines on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and ExpressJet Airlines and the total discount received by the Initial Purchasers, as set forth on the cover of the Offering Memorandum.

                        The relative fault of the Company and ExpressJet Airlines on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, ExpressJet Airlines or Continental or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                        The Company, ExpressJet Airlines and each Initial Purchasers agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                        Notwithstanding the provisions of this Section 9, no Initial Purchasers shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Initial Purchasers.

                        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                        For purposes of this Section 9, each person, if any, who controls an Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchasers, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                        Notwithstanding anything to the contrary in this Agreement, the aggregate liability of Continental under the representations and warranties contained in Section 1.B hereof and under the indemnity and contribution agreements contained in Sections 8 and 9 hereof shall be limited to an amount equal to the amount received by Continental from the Company pursuant to the Stock Repurchase Agreement.  The Company and Continental may agree, as among themselves and without limiting the rights of the Initial Purchasers under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                        10.  Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                        11.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and Continental prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or

(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                        12.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company, ExpressJet Airlines, Continental or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, ExpressJet Airlines or Continental or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

                        13.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel; Merill Lynch General Counsel (fax no.: (212) 449-3150) and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, Attention:  General Counsel; Morgan Stanley Global Capital Markets Syndicate Desk (fax no.: (212) 761-0538) and confirmed to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036, Attention:  Global Capital Markets Syndicate Desk; or, if sent, mailed, delivered or telefaxed to the Company or ExpressJet Airlines, Chief Financial Officer (fax no.: (713) 324-4420) and confirmed to 1600 Smith Street, HQSCE, Houston, Texas, 77002, attention of the Chief Financial Officer and to the General Counsel (fax no.: (713) 324-0501) and confirmed at 1600 Smith Street, HQSCE, Houston, Texas, 77002, attention of the General Counsel; and the Selling Stockholder, Chief Financial Officer (fax no.: (713) 324-5931) and confirmed to 1600 Smith Street, HQSEO, Houston, Texas, 77002, attention of the Chief Financial Officer and to the General Counsel (fax no.: (713) 324-5161) and confirmed at 1600 Smith Street, HQSLG, Houston, Texas, 77002, attention of the General Counsel; or, if sent, mailed, delivered or telefaxed to Continental, Chief Financial Officer (fax no.: (713) 324-5931) and confirmed to 1600 Smith Street, HQSEO, Houston, Texas, 77002, attention of the Chief Financial Officer and to the General Counsel (fax no.: (713) 324-5161) and confirmed at 1600 Smith Street, HQSLG, Houston, Texas, 77002, attention of the General Counsel.

                        14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, no other person will have any right or obligation hereunder.

                        15.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                        16.  Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                        17.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                        18.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

                        19.  Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

                        “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                        “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

                        “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                        “Citigroup” shall mean Citigroup Global Markets Inc.

                        “Code” shall mean the Internal Revenue Code of 1986, as amended.

                        “Commission” shall mean the Securities and Exchange Commission.

                        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                        “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                        “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                        “NASD” shall mean the National Association of Securities Dealers, Inc.

                        “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

                        “Regulation D” shall mean Regulation D under the Act.

                        “Stock Repurchase Agreement” shall mean the stock repurchase agreement dated as of the date hereof by and between the Company and Continental pursuant to which the Company is obligated to repurchase from Continental shares of the Company’s Common Stock.

                        “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, ExpressJet Airlines, Continental and the several Initial Purchasers.

                                                            Very truly yours,

                                                            ExpressJet Holdings, Inc.

                                                            By:/s/ Jim Ream
                                                             Name: Jim Ream
                                                            Title: Chief Executive Officer

                                                            ExpressJet Airlines, Inc.

                                                            By:/s/ Jim Ream
                                                             Name: Jim Ream
                                                            Title: Chief Executive Officer

                                                            Continental Airlines, Inc.

                                                            By:/s/ Gerald Laderman
                                                             Name: Gerald Laderman
                                                            Title: Senior Vice President – Finance and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:/s/Jeffrey J. Singer
Name: Jeffrey J. Singer
Title: Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:/s/ David Iwan
Name: David Iwan
Title: Vice President

Morgan Stanley & Co. Incorporated

By:/s/ Kenneth G. Pott
Name: Kenneth G. Pott
Title: Managing Director

Each on behalf of the
Initial Purchasers.

SCHEDULE 1
Initial Purchasers	Principal Amount of Firm Securities to be Purchased

Citigroup Global Markets Inc.........................................	$35,000,000
Merrill Lynch & Co......................................................	35,000,000
Morgan Stanley & Co. Incorporated..............................	35,000,000
Credit Suisse First Boston LLC.....................................	6,667,000
Goldman, Sachs & Co..................................................	6,667,000
UBS Securities LLC.....................................................	6,666,000

Total................................................	$125,000,000

ANNEX A
Subsidiaries
SUBSIDIARY	STATE OF INCORPORATION

XJT Holdings, Inc	Delaware
ExpressJet Airlines, Inc.	Delaware

Annex B

Form of Opinion of Richards, Layton & Finger, P.A. LLP

[RICHARDS, LAYTON & FINGER LETTERHEAD]

________ ___, 2003

[Addressee]

Ladies and Gentlemen:

                        We have acted as special Delaware counsel to ExpressJet Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed repurchase (the “Repurchase”) by the Company of ____________ shares of its outstanding [common stock], par value $.01 per share, (the [“Common Stock”]) for an aggregate purchase price of $_________.  In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

                        For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed copies of the following documents:

(i)	the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on April 1, 2002 (the “Restated Certificate”);
(ii)	the Amended and Restated By-laws of the Company (the “By-laws”); and
(iii)	a report from the Chief Financial Officer of the Company, dated ______ __, 2003, with respect to the surplus of the Company before and after the Repurchase (the “Financial Officer’s Report”).

                        With respect to the foregoing documents, we have assumed:  (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies or forms;

  (iii) the genuineness of all signatures and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of the officers and other persons and entities signing each of said documents as or on behalf of the parties thereto; and (iv) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein.  We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document, or any statement or information contained therein, that bears upon or is inconsistent with our opinion as expressed herein.  In addition, we have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents as listed hereinabove, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

                        For purposes of rendering our opinion as expressed herein, we assume that the copies of the Restated Certificate and the By-laws furnished for our review are true and complete copies of, and conform in all respects with, the originals thereof.  We further assume that the Restated Certificate and the By-laws were each duly and validly adopted and constitute the certificate of incorporation and bylaws, respectively, of the Company as currently in effect.  In addition, for purposes of rendering our opinion as expressed herein, we have assumed that the Company at all times relevant hereto is, has been and will be duly incorporated and organized, validly existing and in good standing under the General Corporation Law.

                        We are advised that, in connection with considering the Repurchase, the Board of Directors of the Company (the “Board”) has reviewed the financial statements of the Company (the “Financial Statements”), the Financial Officer’s Report and other information and materials relevant to the value of the assets and liabilities of the Company.  The Financial Officer’s Report, the Financial Statements and such other information and materials are collectively referred to herein as the “Valuation Materials.”  In addition, we have been advised, and accordingly assume for purposes of our opinion expressed herein, that the Board has duly adopted resolutions authorizing the Repurchase and that such resolutions have not been modified, amended or revoked and will be in full force and effect at the time of the Repurchase.

                        You have requested our opinion as to whether the Repurchase would contravene Section 160 of the General Corporation Law.

DISCUSSION

            I.          Statutory Authority for Stock Repurchases.

                        Section 160(a) of the General Corporation Law sets forth the general rules regarding a corporation’s powers with respect to ownership of its stock.  Section 160(a)(1) provides in pertinent part as follows:

                                    Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation shall:

                                    (1)        Purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced in accordance with Sections 243 and 244 of this title.  Nothing in this subsection shall invalidate or otherwise affect a note, debenture or other obligation of a corporation given by it as consideration for its acquisition by purchase, redemption or exchange of its shares of stock if at the time such note, debenture or obligation was delivered by the corporation its capital was not then impaired or did not thereby become impaired ....

8 Del. C. § 160(a).

                        Thus, except for the limited instances in which a repurchase out of “capital” is permitted, the funds legally available to a Delaware corporation for the repurchase of shares of its common stock is the amount of the “surplus” of the corporation.  8 Del. C. § 160(a).  The statute defines the term “surplus” in relation to the corporation’s “capital,” as outlined below.  Any purchase of common stock requiring more than the amount of surplus as so defined would result in an impairment of capital within the meaning of Section 160.  Klang v. Smith’s Food & Drug Centers, 702 A.2d 150, 153 (Del. 1997); In re Int’l Radiator Co., 92 A. 255, 256 (Del. Ch. 1914).

            II.        Determination of Capital and Surplus For Purposes of Repurchasing Stock.

                        Under Delaware law, for the purposes of determining legally available funds for the repurchase of shares, the amount of “surplus” of a corporation is the amount by which the net assets of the corporation (defined in Section 154 of the General Corporation Law as the amount by which total assets exceed total liabilities) exceed the capital of the corporation.  The “capital” of a corporation is determined pursuant to Sections 154 and 244 of the General Corporation Law.  Section 154 of the General Corporation Law generally defines “capital” as that portion of the consideration received by the corporation for the issued shares of its capital stock that the directors determine to be capital, but in no event less than the par value of the shares.  8 Del. C. § 154.  More specifically, Section 154 provides:

                        If the board of directors shall not have determined (1) at the time of issue of any shares of the capital stock of the corporation issued for cash or (2) within 60 days after the issue of any shares of the capital stock of the corporation issued for property other than cash what part of the consideration for such shares shall be capital, the capital of the corporation in respect of such shares shall be an amount equal to the aggregate par value of such shares having a par value, plus the amount of the consideration for such shares without par value.

8 Del. C. § 154.  The capital of the corporation, as so determined, may be increased from time to time by the board of directors, 8 Del. C. § 154, and the capital of the corporation may be reduced under the procedures set forth in 8 Del. C. § 244.  Thus, the capital of a corporation in respect of shares having par value is an amount equal to the aggregate par value of the issued shares having par value, plus such portion of the net assets of the corporation as the board of directors by resolution has directed to be contributed to the capital in respect of such shares, minus such amounts by which the board of directors by resolution has caused the capital in respect of such shares to be reduced in accordance with 8 Del. C. § 244, but in no event may the capital in respect of shares of stock having par value be less than the aggregate par value of the issued shares having par value.

                        In turn, Section 154 provides that “[t]he excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital shall be surplus.  Net assets means the amount by which total assets exceed total liabilities.  Capital and surplus are not liabilities for this purpose.”  8 Del. C. § 154.  As so determined, the surplus of a corporation is consequently an amount equal to the present fair value of the total assets of the corporation, minus the total liabilities of the corporation, minus the capital of the corporation (determined as described above).  Id.; Klang, 702 A.2d at 153-54; Morris v. Standard Gas & Electric Co., 63 A.2d 577; Farland v. Wills, C.A. No. 4888 (Del. Ch. Nov. 12, 1975).

                        In determining the existence and amount of the surplus of a corporation, generally a board of directors may rely on the books of the corporation if such reliance is made in good faith.  While the value of the net assets of a corporation is typically determined by examining the books and financial statements of the corporation, Delaware courts have recognized that the books of a corporation do not necessarily reflect the current values of the corporation’s assets and liabilities.  Therefore, the courts have permitted directors to revalue assets of a corporation for the purpose of determining the amount of surplus available for stock repurchases and payment of dividends.  Klang, 702 A.2d at 152, 154; Morris, 63 A.2d at 582; see also Black & Decker Corp. v. American Standard, Inc., 682 F. Supp. 772, 777-778 (D. Del. 1988); In re Amsted Indus. Inc. Litig., C.A. No. 8224, Appendix 6-7 (Del. Ch. Aug. 24, 1988), aff’d, sub nom. Barkan v. Amsted Indus., Inc., 567 A.2d 1279 (Del. 1989); Kahn v. United States Sugar Corp., C.A. No. 7313 (Del. Ch. Dec. 10, 1985).  Indeed, a board of directors may be required to determine surplus based on current values rather than on historical values for such purposes.  See Farland, slip op. at 12-13 (addressing surplus issues under Section 160 of the General Corporation Law).

                        In making such a revaluation, the duty of a board of directors is to “evaluate assets and liabilities in good faith, on the basis of acceptable data, by methods that they believe reflect present values, and arrive at a determination of surplus that is not so far off the mark as to constitute actual or constructive fraud.” Klang 702 A.2d at 152; see also  Morris, 63 A.2d at 582.  In determining the value of the liabilities of a corporation, the board of directors should consider contingent and other off balance sheet liabilities and assign appropriate value to such liabilities.  See L.L. Constantin & Co. v. R.P. Holding Corp., 153 A.2d 378 (N.J. Super. Ct. Ch. Div. 1959).  There is no rigid rule or single objective standard of value that a board should consider, and the Morris case makes clear that a formal appraisal of the items shown on the balance sheet is not required.  Morris, 63A.2d at 582.  Rather, where the evidence shows that the valuation was made by a board on an informed basis, after due investigation and in a good faith exercise of its business judgment, a court will not substitute “either the plaintiff’s or its own opinion of value for that reached by the directors where there is no fraud or bad faith.”  Id. at 583.

            III.       Protection Available to Directors.

                        Section 174 of the General Corporation Law makes directors personally liable for their willful or negligent conduct in connection with the repurchase of stock.  The directors are liable to the corporation, and in the event of dissolution or insolvency, to its creditors, at any time within six years from the date of the unlawful stock repurchase, for the full amount of the payment.  However, Sections 141(e) and 172 of the General Corporation Law provide protection to directors who in good faith rely on the books of the corporation or on reports of officers or outside experts selected with reasonable care in determining whether there are sufficient funds legally available for a stock repurchase.  Section 141(e) provides:

                        (e)  A member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

8 Del. C. § 141(e).  The principle set forth in Section 141(e) is restated with particular reference to stock repurchases in Section 172 of the General Corporation Law, as follows:

                        A member of the board of directors, or a member of any committee designated by the board of directors, shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the corporation’s stock might properly be purchased or redeemed.

8 Del. C. § 172.

                        Thus, directors are protected from liability for unlawful stock repurchases where they reasonably rely in good faith upon the books and records of the corporation, or reasonably rely in good faith upon the report of officers and employees or an independent expert selected with reasonable care, in determining whether there are sufficient funds legally available for the stock repurchase.   Klang v. Smith’s Food & Drug Centers, Inc., C.A. No. 15012, slip op. at 11-12 (Del. Ch. May 13, 1997), aff’d, 702 A.2d 150 (Del. 1997).  In addition, as noted by the Delaware Supreme Court in the context of a merger proposal in Smith v. Van Gorkom, 488 A.2d 858, 876 (Del. 1985), the advice of outside experts is not necessarily required in order for directors to exercise due care.  The Court stated:  “[w]e do not imply that an outside valuation study is essential to support an informed business judgment; nor do we state that fairness opinions by independent investment bankers are required as a matter of law.  Often insiders familiar with the business of a going concern are in a better position than are outsiders to gather relevant information; and under appropriate circumstances, such directors may be fully protected in relying in good faith upon valuation reports of their management.”  Id.

ANALYSIS

                        For purposes of our opinion as expressed hereinbelow, we have assumed the following matters: (i) that the Financial Officer’s Report was prepared by the Chief Financial Officer in good faith, in accordance with his informed professional judgment and by methods that he reasonably believed to be appropriate under the circumstances; (ii) that the capital of the Company, as set forth in the Financial Officer’s Report immediately prior to and following the Repurchase, will in fact constitute the “capital” of the Company (as defined in and calculated in accordance with Sections 154 and 244 of the General Corporation Law) and are true and correct calculations thereof and a court would so find; and (iii) that the fair values of the total assets and total liabilities of the Company immediately prior to and after the Repurchase, as determined by the Board as set forth below, in fact constitute and will constitute the fair values of the total assets and total liabilities of the Company immediately prior to and after the Repurchase, respectively, and are true and correct determinations thereof and a court would so find.

                        We are also advised and assume for purposes of our opinion as expressed herein that the Board has determined (a) on an informed basis in the good faith exercise of its business judgment, (b) based upon due consideration of all relevant data, and (c) based upon information that the Board reasonably and in good faith believes reflects present fair values, and consistent with the Valuation Materials, that immediately prior to the Repurchase (i) the present fair value of the Company’s net assets (i.e., the present fair value of total assets minus total liabilities) will be at least $___________ and (ii) the Company will have capital in respect of issued shares of capital stock of the Company of $__________, resulting in surplus prior to the Repurchase of at least $____________.  Moreover, we are advised and assume for purposes of our opinion as expressed herein that the Board has similarly determined that, immediately following the Repurchase, the present fair value of the Company’s net assets (i.e., the present fair value of total assets minus total liabilities) will be at least $____________ and that the Company will have capital in respect of issued shares of capital stock of $____________, resulting in surplus subsequent to the Repurchase of at least $______________.

CONCLUSION

                        Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinion as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that the Repurchase would not contravene Section 160 of the General Corporation Law.

                        The foregoing opinion is limited to the General Corporation Law, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including federal or state laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.  We have not considered and express no opinion on the possible outcome of any challenge to the Repurchase based on equitable considerations, as to which we have no information.  In addition, we render no opinion as to the actual value of the assets or liabilities of the Company.

                        Our opinion as expressed herein is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

                                                            Very truly yours,

Annex C

Form of Lock-Up Letter

[LETTERHEAD OF EXECUTIVE OFFICER OF THE COMPANY]

EXPRESSJET HOLDINGS, INC.

Offering of 4.25% Convertible Notes Due 2023

July 30, 2003

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080
Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036

Each as Representatives of the Initial Purchasers

Ladies and Gentlemen:

                        This letter is being delivered to you in connection with the proposed Purchase Agreement (the “Purchase Agreement”), by and among ExpressJet Holdings, Inc., a Delaware corporation (the “Company”), ExpressJet Airlines, Inc., a Delaware corporation, and Continental Airlines, Inc., a Delaware corporation and each of you as representatives of the Initial Purchasers, relating to the offering (the “Offering”) by the Company of $125,000,000 principal amount of Convertible Notes due 2023.  Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

                        In order to induce the Initial Purchasers, to enter into the Purchase Agreement, the undersigned will not, for a period of 60 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D) of the undersigned, or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or announce the offering of, any shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”) or any securities convertible into, or exchangeable for, shares of Common Stock, other than shares of Common Stock disposed of as bona fide gifts approved by the Representatives.

                        If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                                            Yours very truly,

                                                            [Signature of executive officer,]
                                                            [Name and address of executive officer]